                                                                    EXHIBIT 10.1
                                                                    ------------

     AGREEMENT AND PLAN OF MERGER, dated as of November 7, 2000 (the "Agreement"), among INFORETECH WIRELESS TECHNOLOGY, INC., a Nevada corporation, ("Inforetech"), INFORETECH MERGER SUB, INC., a California corporation ("Merger Sub") and PROSHOT GOLF, INC., a California corporation (the "Company"). Inforetech, Merger Sub and the Company are collectively referred to herein as the "Parties." Inforetech and Merger Sub are sometimes referred to herein collectively as the "Inforetech Parties."

                                   RECITALS:

     The Parties intend for Inforetech to acquire the Company by means of the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein.

     For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  Certain Definitions.  The following terms shall, when used in this
          -------------------
Agreement, have the following meanings:

     "Acquisition" means the acquisition by a Person of any businesses, assets or property other than in the Ordinary Course, whether by way of the purchase of assets or stock, by merger, consolidation or otherwise.

     "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company is a party or the direct or indirect acquisition of any substantial equity interest in, or a substantial portion of the assets of the Company other than the transactions contemplated by this Agreement.

     "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and
(iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Average Price" means the daily volume weighted average price of Inforetech's Common Stock as reported by Bloomberg Financial using the AQR function.

     "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Los Angeles, California, are required or authorized to be closed.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collateral Documents" mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

     "Commission" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

     "Company Acquisition" means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company Business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

     "Company Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Company Business and in which the Company has any right, title or interest or in which the Company acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of the Company, but excluding any of the foregoing, if any, transferred prior to the Closing pursuant to this Agreement or any Collateral Documents.

     "Company Business" means the sale and leasing of wireless devices using global positioning satellites for application in the recreational industry conducted by the Company.

     "Company Common Stock" means the common shares of the Company.

     "Company Disclosure Statement" means the disclosure statement delivered by the Company to Inforetech concurrently with the execution of this Agreement, as supplemented pursuant to Section 6.7.

     "Company Shareholders" means, as of any particular date, the holders of Company Capital Stock on that date.

     "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan or material fringe benefit plan or program; or (e) other employee benefit arrangement or payroll practice.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Encumbrance" means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Inforetech Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Inforetech Business and in which Inforetech or any of its Subsidiaries has any right, title or interest or in which Inforetech or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of Inforetech or any of its Subsidiaries.

     "Inforetech Business" means the business conducted by Inforetech and its Subsidiaries.

     "Inforetech Common Stock" means the Class A common shares of Inforetech.

     "Inforetech Credit Agreement" means, collectively, all credit agreements, loan agreements and other agreements, notes and instruments providing for each credit facility to which Inforetech or any of its Subsidiaries is a party.

     "Inforetech Disclosure Statement" means the disclosure statement delivered by the Inforetech Parties to the Company concurrently with the execution of this Agreement, as supplemented pursuant to Section 7.6.

     "Inforetech Securities Filings" means Inforetech's annual report on Form 10-KSB for the year ended December 31, 1999, its quarterly reports on Form 10-QSB, and all other reports filed and to be filed with the Commission prior to the Effective Time.

     "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

     "Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants' investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Section 11.4, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Market Price" per share of Inforetech Common Stock on any day means the average of the Average Prices of the Inforetech Common Stock for the ten consecutive trading days immediately preceding such day.

     "Material Adverse Effect on the Company" means a material adverse effect on
(i) the assets, Liabilities, properties or business of the Company, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of the Company to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on the Company: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of the Company, of litigation that challenges or otherwise seeks damages with respect to the Merger, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of the Company's business as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, or (iv) any changes generally affecting the industries in which the Company operates.

     "Material Adverse Effect on Inforetech" means a material adverse effect on
(i) the assets, Liabilities, properties or business of Inforetech and its Subsidiaries, taken as a whole, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of Inforetech or any of the Inforetech Parties to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on Inforetech: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of Inforetech, of litigation that challenges or otherwise seeks damages with respect to the Merger, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of Inforetech's or its Subsidiaries' businesses as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, or (iv) any changes generally affecting the industries in which Inforetech and its Subsidiaries operate.

     "Merger Consideration" means the shares of Inforetech Common Stock deliverable by Inforetech in exchange for Company Capital Stock pursuant to
Section 2.7.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Ordinary Course" with reference to a Person means the ordinary course of business consistent with past practice of that Person and its Subsidiaries (including with respect to quantity and frequency).

     "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

     "Permitted Liens" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers' compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Company or Inforetech, as the case may be, in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the business of the Company or Inforetech, as the case may be; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the Ordinary Course.

     "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

     "Public Float" means the shares of Inforetech Common Stock which are not restricted shares (as defined under Rule 144) or, without duplication, held by Affiliates of Inforetech.

     "Regulatory Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

     "Representative" means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Subsidiary" of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its Subsidiaries collectively hold a 50% or greater equity interest; (c) any partnership or similar organization in which the specified Person or Subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

     "Tax" means any U.S. or Canadian federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Treasury Regulations" means regulations promulgated by the U.S. Treasury Department under the Code.

     1.2   Other Definitions. The following terms shall, when used in this
           -----------------
Agreement, have the meanings assigned to such terms in the Sections indicated.

Term                                                              Section
----                                                              -------
"Agreement"....................................................  Preamble
"Certificate of Merger"........................................       2.5
"CGCL".........................................................       2.9
"Closing"......................................................      2.10
"Closing Date".................................................      2.10
"Company Capital Stock"........................................    2.7(a)
"Company Certificates".........................................    2.6(a)
"Company Financial Statements".................................       3.9
"Company Intellectual Property Rights".........................    3.7(a)
"Company Shareholders' Meeting"................................    6.5(a)
"Company Termination Fee"......................................   12.2(b)
"Current Market Price".........................................    2.7(a)
"Dissenting Shares"............................................       2.9
"Effective Time"...............................................       2.5

"Environmental Laws"...........................................      3.18
"Inforetech Financial Statements"..............................   4.18(a)
"Inforetech Golf"..............................................    4.2(b)
"Inforetech Parties"...........................................  Preamble
"Material Company Contract"....................................       3.4
"Material Inforetech Contract".................................       4.4
"Merger".......................................................       2.1
"Options"......................................................    3.2(b)
"Parties"......................................................  Preamble
"Surviving Corporation"........................................       2.1


                                  ARTICLE II
                               BASIC TRANSACTION

     2.1  Merger; Surviving Corporation.  In accordance with and subject to the
          -----------------------------
provisions of this Agreement and the General Corporation Law of the State of California ("CGCL"), at the Effective Time, the Merger Sub shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of California. At the Effective Time, the separate existence of the Merger Sub shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

     2.2  Articles of Incorporation.  The Company's articles of incorporation,
          -------------------------
as in effect at the Effective Time, shall be amended and restated effective at the Effective Time to be as set forth in Exhibit A attached hereto, and, as so amended and restated shall thereafter continue in full force and effect as the articles of incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

     2.3  By-Laws. The Company's by-laws, as in effect at the Effective Time,
          -------
shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

     2.4  Directors and Officers.  The directors of the Company prior to the
          ----------------------
Effective Time shall resign effective the Effective Time. Inforetech shall immediately thereafter take such action as may be necessary to cause those Persons designated by Inforetech to be elected to serve as directors of the Surviving Corporation. The members of the board of directors of the Surviving Corporation, as so reconstituted, shall serve thereafter in accordance with the articles of incorporation and by-laws of the Surviving Corporation and the CGCL. The officers of the Company prior to the Effective Time shall continue to serve as officers of the Surviving Corporation, but Inforetech shall, immediately thereafter, cause those Persons designated by Inforetech to be appointed as the officers of the Surviving Corporation. The officers of the Surviving Corporation shall thereafter serve at the pleasure of the board of directors of the Surviving Corporation in accordance with the articles of incorporation and by-laws of the Surviving Corporation and the CGCL.

     2.5  Effective Time.  The Merger shall become effective at the time and
          --------------
date that the agreement of merger with an officers' certificate of each of the Merger Sub and the Company (the "Certificate of Merger"), in form and substance acceptable to the Parties, is accepted for filing by the Secretary of State of the State of California in accordance with the provisions of Section 1103 of the CGCL. The Merger Documents shall be executed by the Merger Sub and the Company and delivered to the Secretary of State of the State of California for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the "Effective Time."

     2.6  Surrender of Company Certificates.
          ---------------------------------

          (a)  Exchange Procedures. Promptly after the Effective Time,
               -------------------
Inforetech shall mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Company Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to Inforetech and which shall be in such form and have such other provisions as Inforetech may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration, cash in lieu of any fractional shares pursuant to Section 2.7(c) and any dividends or other distributions pursuant to Section 2.6(b). Upon surrender of Company Certificates for cancellation to Inforetech, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Company Certificates shall be entitled to receive the Merger Consideration in exchange therefor (subject to the escrow of the Indemnification Escrow Shares pursuant to Section 11.1), payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 2.7(c) and any dividends or distributions payable pursuant to Section 2.6(b), and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 2.9, to evidence the ownership of the number of full shares of Inforetech Common Stock into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.7(c) and any dividends or distributions payable pursuant to Section 2.6(b). Notwithstanding the foregoing, if any Company Certificate is lost, stolen, destroyed or mutilated, such holder shall provide evidence reasonably satisfactory to Inforetech as to such loss, theft, destruction or mutilation and an affidavit in form and substance satisfactory to Inforetech, and, thereupon, such holder shall be entitled to receive the Merger Consideration in exchange therefor (subject to the escrow of the Indemnification Escrow Shares pursuant to Section 11.1), payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 2.7(c) and any dividends or distributions payable pursuant to Section 2.6(b), and the Company Certificates so surrendered shall forthwith be canceled. Additional Merger Shares, if any, to be issued pursuant to Section 2.7(a)(ii) shall be issued by Inforetech within fifteen (15) business days following the date on which it has been determined that a milestone has been achieved.

          (b)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Inforetech

Common Stock with a record date after the Effective Time, will be paid to the holders of any unsurrendered Company Certificates with respect to the shares of Inforetech Common Stock represented thereby until the holders of record of such Company Certificates shall surrender such Company Certificates or, in the case of any Company Certificate which is lost, stolen, destroyed or mutilated, an affidavit in form and substance satisfactory to Inforetech. Subject to applicable law, following surrender of any such Company Certificates or delivery of such affidavit, Inforetech shall deliver to the record holders thereof, without interest, the Merger Consideration along with payment in lieu of fractional shares pursuant to Section 2.7(c) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Inforetech Common Stock.

          (c) Transfers of Ownership. If certificates for shares of Inforetech
              ----------------------
Common Stock are to be issued in a name other than that in which the Company Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Inforetech or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Inforetech Common Stock in any name other than that of the registered holder of the Company Certificates surrendered, or established to the satisfaction of Inforetech or any agent designated by it that such tax has been paid or is not payable.

          (d) Required Withholding. In connection with any payment to any holder
              --------------------
or former holder of the Company Common Stock, each of Inforetech and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable laws. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (e) No Liability. Notwithstanding anything to the contrary in this
              ------------
Section 2.6, Inforetech, the Surviving Corporation nor any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificate shall not have been surrendered prior to the date immediately prior to the date on which such property would otherwise escheat to or become the property of any Governmental or Regulatory Authority, any such property, to the extent permitted by applicable law, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Termination.  Any holders of the Company Certificates who have
              -----------
not theretofore complied with this ARTICLE II shall thereafter look only to Inforetech or the Surviving Corporation for, and Inforetech and the Surviving Corporation shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Inforetech Common Stock and any dividends or distributions with respect to Inforetech Common Stock, without interest thereon.

     2.7  Merger Consideration; Conversion and Cancellation of Securities.
          ---------------------------------------------------------------

          (a) Conversion of Company Capital Stock. At the Effective Time of the
              -----------------------------------
Merger, all of the issued and outstanding shares of the common stock of the Company (the "Company Capital Stock") outstanding immediately before the Effective Time, other than shares described in Section 2.7(b) and other than Dissenting Shares, shall be converted, by virtue of the Merger and without any further action on the part of the holders thereof, into an aggregate number of shares of Inforetech Common Stock (the "Merger Shares") determined by dividing
(x) $27,000,000 by (y) the Market Price per share of Inforetech Common Stock as of the Closing Date, subject to the following:

                    (i) if the Market Price per share of Inforetech Common Stock as of the Closing Date is less than $6.00 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing Date), the amount specified in clause (x) above shall be divided by $6.00 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing
     Date) rather than the amount specified in clause (y) above, and if the Market Price per share of Inforetech Common Stock as of the Closing Date is greater than $7.50 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing Date), the amount specified in clause (x) above shall be divided by $7.50 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing Date) rather than the amount specified in clause (y) above;

                    (ii) in the event that between August 21, 2000 and December 31, 2000 the Company has achieved the milestones set forth on Schedule 2.7(a) attached hereto, then the number of Merger Shares shall be increased as set forth on such Schedule;

                    (iii) the aggregate number of Merger Shares is based on and assumes the conversion or cancellation prior to the Closing of all outstanding shares of Preferred Stock, it being understood that the number of Merger Shares shall not be increased as a result of any such conversion;

                    (iv) the allocation of the Merger Shares among the Company Shareholders excluding the holders of Dissenting Shares shall be as set forth on Exhibit 2.7 to be delivered to Inforetech at least one business day prior to the Closing;

                    (v) the number of Merger Shares delivered to the Company Shareholders pursuant to Section 2.6 shall be subject to the provisions of
     Section 11.1 below as to the Indemnification Escrow Shares;

                    (vi) the number of Merger Shares shall be exclusive of the Guaranty Escrow Shares which may be issuable pursuant to Article VIII; and

                    (vii) If between the date of this Agreement and the Closing Date, Inforetech shall subdivide or combine the outstanding Inforetech Common Stock or shall declare a dividend on Inforetech Common Stock payable in Inforetech Common Stock (or set a record date with respect thereto), the number of Merger Shares determined above shall be adjusted to reflect fully the appropriate effect of any such subdivision, combination or dividend.

          (b)  Treasury Shares, Etc. Each share of Company Capital Stock held in
               --------------------
the treasury of the Company and each share of Company Capital Stock, if any, held by Inforetech or any Subsidiary of Inforetech or of the Company immediately before the Effective Time shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

          (c)  Fractional Shares. No certificates or scrip evidencing fractional
               -----------------
shares of Inforetech Common Stock shall be issued in exchange for Company Capital Stock. In lieu of any such fractional shares, each holder of Company Capital Stock shall be paid an amount in cash (without interest), rounded upward to the nearest cent, determined by multiplying (i) the Market Price on the Closing Date of the Inforetech Common Stock by (ii) the fractional share of Inforetech Common Stock to which such holder would otherwise be entitled (taking into account all shares held of record by such holder at the Effective Time).

     2.8  Stock Transfer Books. At the Effective Time, the stock transfer books
          --------------------
of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company.

     2.9  Dissenting Shares. Shares of Company Capital Stock which are issued
          -----------------
and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with Section 1300 of the CGCL, (the "Dissenting Shares"), will not be converted into the right to receive the Merger Consideration, and holders of such shares of Company Capital Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares of Company Capital Stock in accordance with the provisions of such
Section 1300 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the CGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Capital Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company will give Inforetech prompt notice of any demands received by the Company for appraisal of shares of Company Capital Stock. Prior to the Effective Time, the Company will not, except with the prior written consent of Inforetech make any payment with respect to, or settle or offer to settle, any such demands.

     2.10 Closing. The closing of the transactions contemplated by this
          -------
Agreement and the Collateral Documents ("Closing") shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, California 90067, or at such other location as the parties may agree, at 10:00 a.m., Pacific Time, on a Business Day specified by Inforetech on at least two business days notice to the Company that may be on, but shall not be more than five Business Days after, all conditions precedent to the Closing set forth in ARTICLE IX and ARTICLE X have been satisfied or waived, or on such other date and at such other time as the Parties may agree, provided that all such conditions precedent have been satisfied or waived. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

     2.11  Treatment of Certain Outstanding Derivative Securities. At the
           ------------------------------------------------------
Effective Time, Inforetech will issue new (a) stock options to the optionees with respect to the stock options of the Company and (b) warrants to the holders with respect to warrants of the Company, all as described in Section 2.11 of the Company Disclosure Schedule on the terms set forth on such Schedule and, upon such issuance, the Company shall cause all such options and warrants to terminate, without liability to Inforetech or the Surviving Corporation. Subject to Section 6.10(a), all other rights to acquire any shares of the Company Capital Stock including all shares of Preferred Stock shall be either converted into shares of the Company Capital Stock or exercised prior to the Closing Date. Any such derivative securities not so converted or exercised shall be terminated without liability to Inforetech or the Surviving Corporation.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Inforetech that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, except as provided in Section 9.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

     3.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has no Subsidiaries. The Company has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. The Company is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, all of which are identified in Section 3.1 of the Company Disclosure Statement, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

     3.2  Capitalization.
          --------------
          (a) The authorized, issued and outstanding capital stock and other ownership interests of the Company are fully and accurately described in Section 3.2(a) of the Company Disclosure Statement, which Statement shall be updated as of the Closing.

          (b) Section 3.2(b)(i) of the Company Disclosure Statement lists all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options"). Except as described in Section 3.2(b)(ii) of the Company Disclosure Statement, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company, and no rights described in Section 3.2(b)(ii) of the Company Disclosure Statement will be outstanding at the time of the Closing.

          (c) All of the issued and outstanding shares of Company Capital Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and have been issued in compliance with applicable securities laws and other applicable Legal Requirements or transfer restrictions under applicable securities laws except as described in Section 3.2(c) of the Company Disclosure Statement.

     3.3  Authority and Validity. The Company has all requisite corporate power
          ----------------------
to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the approval of the Company Shareholders as contemplated by Section 6.5 and to receipt of any consents, approvals, authorizations or other matters referred to in Section 6.4). The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of the Company (subject to the approval of the Company Shareholders as contemplated by Section 6.5). This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Inforetech Parties and approval by the Company Shareholders) is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each Person (other than the Inforetech Parties) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the Inforetech Parties, the Collateral Documents will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     3.4  No Breach or Violation.  Subject to obtaining the consents, approvals,
          ----------------------
authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons identified in the exceptions to Section 3.5, the execution, delivery and performance by the Company of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company under, or result in the creation or imposition of any Encumbrance upon the Company, the Company Assets, the Company Business or the Company Capital Stock by reason of the terms of (i) the articles of incorporation, by-laws or other charter or organizational document of the Company or any Subsidiary of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which the

Company is a party or by or to which the Company, or the Assets may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company (a "Material Company Contract"), (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to the Company or (iv) any Permit of the Company, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

     3.5  Consents and Approvals. Except for requirements described in Section
          ----------------------
3.5 of the Company Disclosure Statement, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by the Company in connection with the execution, delivery and performance by the Company of this Agreement or any Collateral Document or for the consummation by the Company of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

     3.6  Title to Assets. With respect to all assets and properties of the
          ---------------
Company

          (a) The Company does not own any real property. Section 3.6 of the Company Disclosure Statement includes an accurate and complete description of
(i) all real property leased by the Company (identifying the lessee and the lessor and describing the term and the payment terms) and (ii) each place of business of the Company. The Company has good title to the material Company Assets, free and clear of any and all Encumbrances, except (A) the matters described in Section 3.6 of the Company Disclosure Statement (all of which will have been discharged at or before the Closing unless otherwise indicated in
Section 3.6 of the Company Disclosure Statement), (B) Permitted Liens, and (C) Encumbrances on property that would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents, and (D) such Company Assets as may be subject to a lease.

          (b)  Except as provided by this Agreement, and except as described in
Section 3.2 or 3.6 of the Company Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of the material Company Assets, and there is no agreement to which the Company or any of its Affiliates is a party or is otherwise bound relating to the foregoing.

     3.7  Intellectual Property.
          ---------------------

          (a) Section 3.7 of the Company Disclosure Statement sets forth a true and complete list of all registered patents, trademarks, service marks, trade names, copyrights and applications therefor relating to assets and properties of the Company owned by or registered in the name of the Company, or in which the Company has any right, license or interest (the "Company Intellectual Property Rights"). Except as set forth in
Section 3.7 of the Company Disclosure Statement, the Company is not a party to any material license agreement, either as licensor or licensee, with respect to any Company Intellectual Property Rights. To the knowledge of the Company, the Company has good title to or the right to use all material Company Intellectual Property Rights and all material inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the Company Business without the payment of any royalty or similar payment.

          (b) To the knowledge of the Company, the Company has not in its operation of the Company Business infringed upon, and the operation of the Company Business as currently conducted does not infringe upon, any patents, copyrights, trade names, trademarks or service marks of third parties, except to the extent any such infringement would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents and the Company has not received any charge, complaint, claim, demand or notice alleging such infringement. To the knowledge of the Company, no third party has infringed upon any Company Intellectual Property Rights.

     3.8  Compliance with Legal Requirements. Except as described in Section 3.8
          ----------------------------------
of the Company Disclosure Statement, the Company has operated the Company Business in compliance with all Legal Requirements applicable to the Company except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on the Company. Except as described in Section 3.8 of the Company Disclosure Statement, no action, suit, proceeding, hearing or investigation has been commenced or, to the Company's knowledge, threatened, and no charge, complaint, claim, demand or notice has been filed, against the Company alleging any failure to so comply.

     3.9  Financial and Other Information.
          -------------------------------

          The Company has provided Inforetech with (a) an audited balance sheet of the Company as of December 31, 1998 and audited statement of operations and cash flow for the year then ended; (b) unaudited balance sheet of the Company as of December 31, 1999 and July 31, 2000 and the related statements of operations and cash flows for the periods then ended. Except as set forth on Section 3.9 of the Company Disclosure Statement, all such financial statements (including the notes thereto) ("Company Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of the Company and its results of operations as of the dates and for the periods indicated (except as may be indicated in the notes thereto), subject in the case of the interim unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

     3.10 Subsequent Events. Except as set forth in Section 3.10 of the Company
          -----------------
Disclosure Statement, or to the extent consented to in writing by Inforetech, since July 31, 2000: (i) the Company has not sold, leased, transferred or assigned any of its material Company Assets outside of the Ordinary Course; (ii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Company or the Company Business;
(iii) the Company has not imposed or permitted the imposition of any Encumbrance (other than Permitted Liens) upon any of the rights of the Company in its material Assets outside of the Ordinary Course; (iv) the Company has not made any material capital investment in, any loan to, or any Acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or Acquisitions; (v) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course in excess of $25,000 (exclusive of matters being contested in good faith); (vi) the Company has not canceled, compromised, waived or released any rights or claims outside the Ordinary Course involving more than the reasonable approximation of $25,000 in the aggregate; and (vii) the Company has not committed to any of the foregoing. From July 31, 2000 through the date of this Agreement, there has not been any other occurrence, event, incident, action, failure to act or transaction involving the Company which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     3.11  Undisclosed Liabilities.
           -----------------------

          (a) As of the date of this Agreement, the Company has no Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of July 31, 2000 or the notes thereto, (ii) Liabilities incurred after July 31, 2000 in the Ordinary Course, (iii) Liabilities incurred after July 31, 2000 to finance the leasing of product not prohibited by this Agreement, (iv) Liabilities disclosed in Section 3.11 of the Company Disclosure Statement and (v) Liabilities incurred in connection with this Agreement; and
(vi) Liabilities not required to be reflected on a balance sheet under GAAP.

          (b) As of the Closing Date, the Company will have no Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of July 31, 2000, or the notes thereto, (ii) current Liabilities incurred after July 31, 2000, in the Ordinary Course, (iii) Liabilities incurred after July 31, 2000, to finance leasing of product not prohibited by this Agreement, (iv) Liabilities disclosed in Section 3.11 of the Company Disclosure Statement; and (v) Liabilities not required to be disclosed on a balance sheet under GAAP.

     3.12  Legal Proceedings.  Except as set forth in Section 3.12 of the
           -----------------
Company Disclosure Statement, as of the date of this Agreement (i) there are no outstanding judgments or orders against or otherwise affecting or related to the Company, the Company Business or the Company Assets; (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     3.13  Taxes.  The Company has duly and timely filed in proper form all Tax
           -----
Returns for all Taxes required to be filed with the appropriate Regulatory Authority, except where such failure would not have a Material Adverse Effect on the Company. All Taxes due and payable by the Company (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith by appropriate proceedings and for which there are adequate reserves in the Company Financial Statements. The Company has furnished to Inforetech true and correct copies of all income Tax Returns filed by it in the past three years, all of which are accurate and complete in all material respects. Except as set forth in
Section 3.13 of the Company Disclosure Statement, there are no pending Tax audits, claims or proceedings relating to the Company, the Company Assets or the Company Business or income therefrom. The Company has not agreed to any waiver or extension of any statute of limitations relating to any Tax. The Company has no outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. The Company has no outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax return.

     3.14  Employee Benefits; Employees. All Employee Benefit Plans maintained
           ----------------------------
or contributed to by the Company are set forth in Section 3.14 of the Company Disclosure Statement. Except as set forth in Section 3.14 of the Company Disclosure Statement:

           (a) To the extent applicable, all such Employee Benefit Plans are, and have been at all times since their establishment, qualified for federal income tax purposes under Code Section 401(a) and the related trusts are, and have been at all times since their establishment, exempt from federal income tax under Code Section 501(a). All such Employee Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA, including, but not limited to, the applicable reporting and disclosure requirements, as they relate to such plans, and the Company is not subject to any Liabilities based on past non-compliance, if any except to the extent such Liabilities would not have a Material Adverse Effect on the Company. The Company is not presently required under ERISA, the Code, any collective bargaining agreement or any other agreement to maintain or to continue to contribute to any Employee Benefit Plan maintained or contributed to by the Company.

           (b) The Company has made all required contributions under each Employee Benefit Plan listed in Section 3.14 of the Company Disclosure Statement for all periods through and including the fiscal year ended December 31, 1999, and has made all required contributions for subsequent periods or has provided adequate accruals therefor in the Company Financial Statements, except to the extent the failure to make such contributions or accruals would not have a Material Adverse Effect on the Company.

           (c) There is not now, and has not been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans maintained or contributed to by the Company with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans, except to the extent such violation would not have a Material Adverse Effect on the Company.

           (d) No fiduciary or other party in interest with respect to any of the Employee Benefit Plans maintained or contributed to by the Company has caused any of such plans to engage in a "prohibited transaction," as defined in ERISA Section 406 .

               (e) The Company has never been obligated to contribute to any Multiemployer Plan to any benefit or pension plan or arrangement involving employees or service providers who do not ordinarily report for work within the United States, other than plans established by unions, guilds or similar Persons in connection with the motion picture industry.

               (f) There has been no violation of the "continuation coverage requirements" of "group health plans" as set forth in Code Section 4980B and
Part 6 of Subtitle B of Title I of ERISA or the "HIPAA" requirements as set forth in Code Sections 9801 and 9802 and Part 7 of Subtitle B of ERISA with respect to any Employee Benefit Plan maintained by the Company to which such requirements apply.

               (g) The Company does not maintain retiree life and retiree health insurance plans which are Employee Welfare Benefit Plans providing for continuing benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment (except to the extent such continued coverage is required by Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA).

               (h) Prior to the Closing, the Company will not establish or create any new Employee Benefit Plan, except with the consent of Inforetech, nor will the Company amend or modify as to any benefit or in any other way any existing Employee Benefit Plan, except with the consent of Inforetech.

               (i) The Company does not maintain and is not obligated to contribute to any Employee Benefit Plan that is a defined benefit plan, and has not maintained and has not been obligated to contribute to such a plan within the last six years.

               (j)  "Company," as used in subsections (a) through (i) of this
Section 3.14 shall include any other entity required to be aggregated with the Company under Sections 414(b), 414(c), 414(m), or 414(o) of the Code and the regulations thereunder.

               (k) Except as set forth in Section 3.14 of the Company Disclosure Statement, there are no collective bargaining agreements applicable to any Persons employed by the Company, and to the knowledge of the Company, the Company has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against the Company, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company.

               (l) The Company is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of their employees, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except to the extent the failure to withhold any such amounts would not have a Material Adverse Effect on the Company.

               (m) The Company has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on the Company. There is not pending or, to the best of the Company's knowledge, threatened any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company before any Regulatory Authority.

          3.15  Material Company Contracts. Section 3.15 of the Company
                --------------------------
Disclosure Schedule sets forth a true and complete list of all Material Company Contracts. Except as set forth in Section 3.15 of the Company Disclosure
Statement:

                (a) Each Material Company Contract is legal, valid, binding, enforceable and in full force and effect ;

                (b) Subject to obtaining any consent referred to in Section 3.5 or disclosed in Section 3.5 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not prevent the Material Company Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

                (c) Neither the Company, nor to the knowledge of the Company, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Company Contract .

          3.16  Books and Records. The books and records of the Company
                -----------------
accurately and fairly represent the Company Business and its results of operations in all material respects. All accounts receivable and inventory of the Company Business are reflected properly on such books and records in all material respects.

          3.17  Insurance. Except as set forth in Section 3.17 of the Company
                ---------
Disclosure Statement, the Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. As of the date of this Agreement, there is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth in Section 3.17 of the Company Disclosure Statement, the Company has no knowledge of any threatened termination of any such policies.

          3.18  Environmental Matters. Except as set forth in Section 3.18 of
                ---------------------
the Company Disclosure Statement, the Company has not violated any environmental, safety or similar law or regulation applicable to its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

          3.19  Brokers or Finders. Except as disclosed in Section 3.19 of the
                ------------------
Company Disclosure Statement, no broker or finder has acted directly or indirectly for the Company, the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement, and neither the Company, nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

          3.20  Proxies. Company management holds, or prior to the Closing will
                -------
hold, irrevocable proxies from the Company Shareholders adequate to ensure Company Shareholder approval of the Merger as required by applicable law.

          3.21  Disclosure. No representation or warranty of the Company in this
                ----------
Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by the Company pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF INFORETECH

          Each of Inforetech and Merger Sub, jointly and severally, represents and warrants to the Company that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and, except as provided in
Section 10.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date).

          4.1   Organization and Qualification. Each of Inforetech and Merger
                ------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of Nevada and California, respectively, and each Subsidiary of Inforetech is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Inforetech has, and each Subsidiary of Inforetech (including Merger Sub) has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Inforetech is, and each of its Subsidiaries (including Merger Sub) is, duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Inforetech or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Inforetech Parties to perform its obligations under this Agreement or any of the Collateral Documents.

          4.2   Capitalization.
                --------------

          (a) Inforetech's authorized capital stock consists of (a) 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Special Voting Stock, of which 11,298,745 shares and 7,002,030 shares, respectively, are issued and outstanding as of October 15, 2000. Subject to Section 7.2, the issuance by Inforetech of additional capital stock or other securities between the date of this Agreement and the Closing Date shall not be deemed to cause the representations and warranties in this Section to be untrue or breached as of the Closing Date. The shares of Inforetech Common Stock included in the Merger Consideration, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and nonassessable.

          (b) All of the issued and outstanding ownership interests in each Subsidiary of Inforetech are owned, beneficially and of record, by the Persons set forth in Section 4.2(b) of the Inforetech Disclosure Statement, as set forth therein, and no other Person has any right, title or interest, whether legal or equitable, in said ownership interests (except to the extent the Shareholders' ownership of Inforetech could be deemed to constitute beneficial ownership of the Inforetech's Subsidiaries). The restructuring involving Inforetech Golf Technology 2000 Inc. ("Inforetech Golf") referred to in Section 4.2(b) of the Inforetech Disclosure Statement will (a) be completed no later than June 30, 2001, (b) not require the issuance of additional securities of Inforetech (except for the conversion of the outstanding Class B Special Voting Stock of Inforetech into Class A Common Stock on a one for one basis) or the payment of any amount to any shareholder of Inforetech Golf, (c) result in all of the assets of Inforetech Golf being owned by Inforetech Golf, Inforetech or a wholly owned direct or indirect subsidiary of Inforetech, and (d) result in Inforetech Golf being a wholly owned subsidiary of Inforetech or being merged into Inforetech after the continuation.

          (c) Section 4.2(c) of the Inforetech Disclosure Statement lists all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require Inforetech or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options"). Except as described in Section 4.2(c) of the Inforetech Disclosure Statement, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to Inforetech or any of its Subsidiaries.

          (d) All of the issued and outstanding shares of Inforetech Capital Stock, and all outstanding ownership interests of each of Inforetech's Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements. The securities of the Inforetech Subsidiaries are subject to no Encumbrances or transfer restrictions under applicable securities laws except as described in Section 4.2(d) of the Inforetech Disclosure Statement. The Merger Shares, when issued, will have been duly authorized, validly issued and outstanding, fully paid and nonassessable and, subject to the accuracy of the information provided by the Company Shareholders on a questionnaire distributed to them, will have been issued in compliance with applicable securities laws and other applicable Legal Requirements. The Guaranty Escrow Shares, if and when issued and delivered to the Guarantors, will have been duly authorized, validly issued and outstanding, fully paid and nonassessable and, subject to the accuracy of the information provided by the

Guarantors on a questionnaire distributed to them, will have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

          (e) Section 4.2(e) of the Inforetech Disclosure Statement sets forth the number of shares in the Public Float.

     4.3  Authority and Validity. Each Inforetech Party has all requisite power
          ----------------------
to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by each Inforetech Party of, the performance by each Inforetech Party of its respective obligations under, and the consummation by the Inforetech Parties of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each Inforetech Party. This Agreement has been duly executed and delivered by each of the Inforetech Parties and (assuming due execution and delivery by the Company) is the legal, valid and binding obligation of each Inforetech Party, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each of the Inforetech Parties of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each such Person, as the case may be, enforceable against each of them in accordance with their respective terms.

     4.4  No Breach or Violation. Subject to obtaining the consents, approvals,
          ----------------------
authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified in the exceptions to Section 4.5, the execution, delivery and performance by the Inforetech Parties of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any Inforetech Party under, or result in the creation or imposition of any Encumbrance upon the property of Inforetech or Merger Sub by reason of the terms of (i) the articles of incorporation, by-laws or other charter or organizational document of any Inforetech Party, (ii) any contract, agreement, lease, indenture or other instrument to which any Inforetech Party is a party or by or to which any Inforetech Party or its property may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company taken as a whole ("Material Inforetech Contract"), (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to any Inforetech Party or
(iv) any Permit of Inforetech or Merger Sub, which in the case of (ii), (iii) or
(iv) above would have a Material Adverse Effect on Inforetech or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any Inforetech Party to perform its obligations hereunder or thereunder.

     4.5  Consents and Approvals. Except for requirements under applicable U.S.
          ----------------------
or state securities laws, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any Inforetech Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on Inforetech or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Inforetech Parties to perform its obligations under this Agreement or any of the Collateral Documents.

     4.6  Assets.
          ------

          (a) Inforetech and its Subsidiaries have good title to their material Inforetech Assets, free and clear of any and all Encumbrances, except (A) the matters described in Section 4.6 of the Inforetech Disclosure Statement, (B) Permitted Liens, and (C) Encumbrances on property that would not have a Material Adverse Effect on Inforetech.

          (b)  Except as provided by this Agreement, and except as described in
Section 4.2 or 4.6 of the Inforetech Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of Inforetech's Subsidiaries or any material Inforetech Assets, and there is no agreement to which any Inforetech Party, any Subsidiary of Inforetech or any of their Affiliates is a party or is otherwise bound relating to the foregoing.

          (c) As of the Closing, Inforetech or its wholly owned subsidiaries will own or otherwise have rights to all of the Assets necessary to the operation of the Inforetech Business without the issuance of additional securities of Inforetech.

     4.7  Intellectual Property. Section 4.7 of the Inforetech Disclosure
          ---------------------
Statement sets forth a true and complete list of all registered patents, trademarks, service marks, trade names, copyrights and applications therefor relating to assets and properties of Inforetech owned by or registered in the name of Inforetech or any of its Subsidiaries, or in which Inforetech or any of its Subsidiaries has any right, license or interest (the "Inforetech Intellectual Property Rights"). Except as set forth in Section 4.7 of the Inforetech Disclosure Statement, Inforetech is not a party to any material license agreement, either as licensor or licensee, with respect to any Inforetech Intellectual Property Rights. To the knowledge of Inforetech, Inforetech or one of its subsidiaries has good title to or the right to use all material Inforetech Intellectual Property Rights and material all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of Inforetech Business without the payment of any royalty or similar payment.

      4.8 Compliance with Legal Requirements. Inforetech and its Subsidiaries
          ----------------------------------
have operated Inforetech Business in compliance with all material Legal Requirements applicable to Inforetech and its Subsidiaries, except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on Inforetech or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     4.9  Legal Proceedings. Except as set forth in Section 4.9 of the
          -----------------
Inforetech Disclosure Statement or in the Inforetech Securities Filings filed through the date hereof, (i) there are no outstanding judgments or orders against or otherwise affecting or related to Inforetech, any of its

Subsidiaries, or their business or assets; and (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of any Inforetech Party, threatened that, if adversely determined, would have a Material Adverse Effect on Inforetech or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     4.10  Subsequent Events. Since the date of the balance sheet included in
           -----------------
the most recent Inforetech Securities Filings filed through the date hereof, there has not been any occurrence, event, incident, action, failure to act or transaction involving Inforetech or any of its Subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Inforetech.

     4.11  Undisclosed Liabilities.
           -----------------------

           (a) As of the date of this Agreement, neither Inforetech nor any of its Subsidiaries has any Liability, except for (i) Liabilities disclosed in the Inforetech Securities Filings filed through the date hereof, (ii) Liabilities incurred after the date of the balance sheet included in the most recent Inforetech Securities Filings filed through the date hereof in the Ordinary Course, (iii) Liabilities disclosed in Section 4.11 of the Inforetech Disclosure Statement, (iv) Liabilities incurred in connection with this Agreement; and (v) Liabilities not required to be reflected on a balance sheet under GAAP.

           (b) As of the Closing Date, neither Inforetech nor any of its Subsidiaries has any Liability, except for (i) Liabilities disclosed in the Inforetech Securities Filings filed through the date hereof, (ii) Liabilities incurred after the date of the balance sheet included in the Inforetech Securities Filings filed through the date hereof in the Ordinary Course, (iii) Liabilities disclosed in Section 4.11 of the Inforetech Disclosure Statement,
(iv) Liabilities incurred in connection with this Agreement; and (v) Liabilities not required to be reflected on a balance sheet under GAAP.

     4.12  Taxes.
           -----

           (a) Inforetech has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on Inforetech. All Taxes due and payable by Inforetech and any of its Subsidiaries (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith by appropriate proceedings and for which there are adequate reserves in the Inforetech Financial Statements. Inforetech has furnished to the Company true and correct copies of all income Tax Returns filed by it or any of its Subsidiaries in the past three years, all of which are accurate and complete in all material respects. There are no pending Tax audits, claims or proceedings relating to Inforetech any of its Subsidiaries, the Inforetech Assets or the Inforetech Business or income therefrom. Neither Inforetech nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax. Neither Inforetech nor any of its Subsidiaries has an outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. Neither Inforetech nor any of its Subsidiaries has an outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax Return.

     4.13  Employee Benefits; Employees. All Employee Benefit Plans maintained
           ----------------------------
or contributed to by Inforetech are set forth in Section 4.13 of the Inforetech Disclosure Statement. Except as set forth in Section 4.13 of the Inforetech Disclosure Statement:

           (a) All such Employee Benefit Plans are in substantial compliance with all applicable Legal Requirements.

           (b) There are not pending any unfair labor practice charges against Inforetech or any of its Subsidiaries, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by Inforetech or any of its Subsidiaries.

           (c) Inforetech and its Subsidiaries are in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Inforetech to be withheld from the wages or salaries of their employees, and are not liable for any of arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except to the extent the failure to withhold any amounts would not have a Material Adverse Effect.

           (d) To the knowledge of Inforetech, Inforetech and its Subsidiaries have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on Inforetech. There is not pending or to the best of Inforetech's knowledge, threatened, any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status or handicap against Inforetech or any of its Subsidiaries before any Regulatory Authority.

     4.14  Material Inforetech Contracts. Section 4.14 of the Inforetech
           -----------------------------
Disclosure Schedule sets forth a true and complete list of Material Inforetech Contracts. Except as set forth in Section 3.14 of the Inforetech Disclosure Schedule.

           (a) Each Material Inforetech Contract is legal, valid, binding, enforceable and in full force and effect;

           (b) Subject to obtaining any consent referred to in Section 4.5 or disclosed in Section 4.5 of the Inforetech Disclosure Schedule, the transactions contemplated by this Agreement will not prevent the Material Inforetech Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

           (c) Neither Inforetech nor any of its Subsidiaries, nor, to the knowledge of Inforetech, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Inforetech Contract.

     4.15  Books and Records. The books and records of Inforetech and its
           -----------------
Subsidiaries accurately and fairly represent the Inforetech Business and its results of operations in all material respects. All accounts receivable and inventory of the Inforetech Business are reflected properly on such books and records in all material respects.

     4.16  Insurance. Inforetech has policies of insurance and bonds of the type
           ---------
and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Inforetech and its Subsidiaries. As of the date of this Agreement, there is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Inforetech and the Inforetech Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Inforetech has no knowledge of any threatened termination of any such policies.

     4.17  Environmental Matters. Neither Inforetech nor any of the Inforetech
           ---------------------
Subsidiaries has violated any Environmental Laws, lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect on Inforetech.

     4.18  Financial and Other Information.
           -------------------------------

           (a) The historical financial statements (including the notes thereto) ("Inforetech Financial Statements") contained (or incorporated by reference) in the Inforetech Securities Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and present fairly the financial condition of Inforetech and its results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

           (b) The Inforetech Securities Filings did not, as of their filing dates, contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

     4.19  No Orders. No order suspending the sale or ceasing the trading of the
           ---------
Inforetech Common Stock has been issued by any court, securities commission or regulatory authority in Canada or the United States, and no proceedings for such purpose are pending or, to the knowledge of Inforetech, after reasonable inquiry, threatened.

     4.20  Brokers or Finders. Except as disclosed in Section 4.20 of the
           ------------------
Inforetech Disclosure Statement, no broker or finder has acted directly or indirectly for Inforetech, any Inforetech Party or any of their Affiliates in connection with the transactions contemplated by this Agreement, and neither Inforetech, any Inforetech Party nor any of their Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

     4.21  Disclosure. No representation or warranty of Inforetech in this
           ----------
Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by Inforetech pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE INFORETECH PARTIES

     Each of Inforetech and Merger Sub, severally and jointly, represents and warrants to the Company that the statements contained in ARTICLE V are correct and complete as of the date of this Agreement and, except as provided in Section 10.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout ARTICLE V), except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date.

     5.1  Organization and Qualification. Merger Sub is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and is directly and wholly owned by Inforetech.

     5.2  Articles of Incorporation and Bylaws. Merger Sub has heretofore made
          ------------------------------------
available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such articles of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     5.3  Authority. Merger Sub has the necessary corporate power and authority
          ---------
to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     5.4  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any law, statute ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

          (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, (B) filings and recordation of appropriate merger documents as required by California law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

     5.5  Legal Proceedings. There are no outstanding judgments or orders
          -----------------
against or otherwise affecting or related to Merger Sub or its business or assets, and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or threatened against or otherwise affecting or related to Merger Sub or its business or assets.

     5.6  Vote Required. The affirmative vote of Inforetech, the sole
          -------------
shareholder of Merger Sub, is the only vote of the holder of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby.

                                  ARTICLE VI
                     PRE-CLOSING COVENANTS OF THE COMPANY

     Between the date of this Agreement and the Closing Date:

     6.1  Additional Information. The Company shall provide to Inforetech and
          ----------------------
its Representatives such financial, operating and other documents, data and information relating to the Company, the Company Business and the Company Assets and Liabilities of the Company, as Inforetech or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable Inforetech and its Representatives to review, inspect and audit the Company Assets, the Company Business and Liabilities of the Company and discuss them with the Company's officers, employees, independent accountants, customers, licensees, and counsel. Notwithstanding any investigation that Inforetech may conduct of the Company, the Company Business, the Company Assets and the Liabilities of the Company, the Inforetech Parties may fully rely on the Company's warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

     6.2  No Solicitations.
          ----------------

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE XII, the Company will not nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any Acquisition Proposal,
(iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

     6.3  Continuity and Maintenance of Operations.
          ----------------------------------------

          (a) The Company shall: (i) comply in all material respects with all Legal Requirements applicable to the Company relating to the Company Business;
(ii) fulfill in all material respects all of its obligations under and use commercially reasonable efforts to maintain in full force and effect all Material Company Contracts (other than those that expire by their terms or as otherwise consented to by Inforetech), and shall not, without the prior written consent of Inforetech, seek to materially alter, modify or amend any of the foregoing in a manner adverse to the Company (other than those Material Company Contracts that expressly provide that they will be amended or modified upon the happening of specified contingencies, and other than amendments or modifications that are consented to by Inforetech); (iii) use its commercially reasonable efforts to promote the financial success of the Company Business and promptly notify Inforetech of any material adverse change in the condition (financial or otherwise) of the Company Business; and (iv) use its commercially reasonable efforts to promote, develop and preserve its relationships with its present employees as well as the goodwill of its customers and promptly notify Inforetech of any material adverse change in such relationships. Without limiting the generality of the foregoing, the Company shall maintain the Company Assets in materially good order, condition and repair, maintain insurance relating to the Company Business in all material respects as in effect on the date of this Agreement, operate the Company Business in the Ordinary Course, and keep and maintain all of the books and records in the Ordinary Course. Other than in the Ordinary Course, the Company shall not pay or credit in any way any accounts receivable prior to the Closing Date, and shall not permit any of its Representatives to do so either.

          (b) The Company shall not, without the prior written consent of Inforetech sell, lease, transfer, convey or assign any material Company Assets other than in the Ordinary Course (or enter into any contract to do any of the foregoing) or permit the creation of any Encumbrance on any of its Company Assets except Permitted Liens or as otherwise contemplated by this Agreement.

          (c) Unless the Company shall have obtained the prior written consent of Inforetech or except as set forth in Section 6.3(c) of the Company Disclosure Statement, the Company shall not:

                    (i)   engage in any Acquisition;

                    (ii) declare or pay any dividends or make any other distributions to the Company Shareholders;

                    (iii) redeem or repurchase any stock (other than stock of employees in connection with termination of their employment on terms consistent with the terms of any employment agreement described in Section
     3.15 of the Company Disclosure Statement);

                    (iv) issue additional shares of Company Capital Stock (except pursuant to options, warrants and convertible debt outstanding on the date hereof) or additional Options or any stock appreciation, phantom stock, profit participation or similar rights;

                    (v) incur any material debt except to finance expenditures not prohibited by this Agreement, and other obligations incurred in the Ordinary Course;

                    (vi)  make any loans other than in the Ordinary Course; or

                    (vii) enter into any agreement to do any of the foregoing.

          (d) The Company shall not take, and shall use commercially reasonable efforts not to omit to take, any action that would cause any of its representations or warranties in this Agreement or the Collateral Documents to be untrue in any material respect as of the Closing Date, nor take or omit to take any action that would cause it to be in breach in any material respect of any of the covenants made by it in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed in Section 3.11 of the Company Disclosure Statement.

     6.4  Consents and Approvals. As soon as practicable after execution of this
          ----------------------
Agreement, the Company shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents, without giving rise to any prepayment, penalty or premium, and all of the authorizations, consents, approvals, actions, filings or notices set forth in
Section 3.5 of this Agreement or Section 3.5 of the Company Disclosure
Statement.

     6.5  Meeting of the Company Shareholders.
          -----------------------------------

          (a) Promptly after the date hereof, the Company will take all action necessary in accordance with the CGCL and its Articles of Incorporation and by-laws to convene a meeting of the Company's shareholders to consider adoption and approval of this Agreement and approval of the Merger (the "Company Shareholders' Meeting") to be held as promptly as practicable.

The Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the CGCL to obtain such approvals. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with the CGCL, the Company's Articles of Incorporation and by-laws, and all other applicable laws.

               (b) (i) the Board of Directors of the Company shall recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting; (ii) the Company's proxy statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Inforetech, the recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

          6.6  Notification of Certain Matters. The Company shall promptly
               -------------------------------
notify Inforetech of any fact, event, circumstance or action known to it that is reasonably likely to cause the Company to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE IX not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to Inforetech pursuant to this Agreement or the existence or occurrence of which would cause any of the Company's representations or warranties under this Agreement not to be correct and/or complete. The Company shall give prompt written notice to Inforetech of any adverse development causing a breach of any of the representations and warranties in ARTICLE III. However, except as provided in Section 6.7, no disclosure pursuant to this Section, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Company.

          6.7  Company Disclosure Statement. The Company shall, from time to
               -----------------------------
time prior to Closing, supplement the Company Disclosure Statement with additional information that, if existing or known to it on the date of delivery of the Company Disclosure Statement to the Inforetech Parties, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Inforetech Parties in ARTICLE IX, the Company Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Company Disclosure Statement by written supplements delivered prior to Closing by the Company that (i) are accepted in writing by Inforetech, or
(ii) reflect actions taken or events occurring after the date hereof prior to Closing that (A) do not breach any covenant in this Agreement so as to cause the condition precedent stated in Section 9.2 not to be fulfilled at or prior to the Closing, and (B) do not in the aggregate have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral

Documents or the ability of the Company or any of the Inforetech Parties to perform its obligations under this Agreement or any of the Collateral Documents.

          6.8  State Statutes. The Company and its Board of Directors shall, if
               --------------
any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Inforetech or the Company or any Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

          6.9  Employee Matters. The Company shall, or shall cause the sponsor
               ----------------
of the 401(k) Qualified Retirement Plan (the "401(k) Plan") to, take the following actions: (i) adopt resolutions, or take such other action as required by the 401(k) Plan, to (A) terminate the 401(k) Plan effective immediately prior to the Closing Date, subject to receipt of a ruling from the District Director of Internal Revenue that the termination of the 401(k) Plan does not adversely affect the tax qualified status of the 401(k) Plan, and (B) cease contributions under the 401(k) Plan effective as of the Closing Date; and (ii) file Internal Revenue Service Form 5310 (Application for Determination for Terminating Plan) with respect to the 401(k) Plan termination with the District Director of Internal Revenue, such Form fully disclosing the corporate transaction contemplated by this Agreement and the status of 401(k) Plan participants after the transaction. Such resolutions (or other action required by the 401(k) Plan) and Form 5310 shall be in a form satisfactory to Inforetech. To the extent a distribution from the 401(k) Plan is an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), Inforetech shall permit the direct rollover of such distribution to the 401(k) Plan of Inforetech provided that the individual requesting the rollover contribution is a participant in the 401(k) Plan of Inforetech at the time of such rollover, and further provided that the rollover contribution is in cash and/or other property acceptable to the trustee of the Inforetech Plan.

          6.10 Treatment of Promissory Notes.
               -----------------------------

               (a) The Company shall use its best efforts to cause Wilson Sonsini Goodrich & Rosati ("Wilson") to agree to refrain from accelerating the promissory note owed by the Company to Wilson in the principal amount of $1,338,322, together with accrued interest.

               (b) The Company shall cause John Rehfeld to agree to the conversion of the debt owed by the Company to John Rehfeld in the principal amount of $235,000, with interest waived, to be converted into shares of Inforetech Class A Common Shares calculated based on the Market Price as of the Closing Date but no less than $6.00 per share nor more than $7.50 per share (adjusted to reflect any stock split, reverse stock split or stock dividend on the Inforetech Common Stock between the date hereof and the Closing Date).

          (c) The Company shall use its best efforts to cause Trimble Navigation Ltd. ("Trimble") and Ross McKenzie ("McKenzie") to refrain from accelerating the promissory notes owed by ProShot to Trimble and McKenzie in the principal amount of approximately $258,000 and approximately $295,000, respectively, together with accrued interest, provided, however, that (a) in connection with the promissory note to Trimble, a letter of credit or other credit enhancement reasonably acceptable to Trimble will be in place, and Inforetech will agree to grant to Trimble piggyback registration rights with respect to the Merger Shares issuable to Trimble at the Closing subject to customary underwriter cutback provisions and provided that Trimble enters into a customary lockup arrangement with the applicable underwriter; and (b) if required by the issuee, Inforetech will issue replacement notes to Trimble and/or McKenzie on substantially the same terms as the existing notes.

          (d) As to the promissory notes issued to Wilson, Trimble and McKenzie, the Company shall use its best efforts to have each such issuee convert such notes to shares of Inforetech Common Stock on the same basis as the conversion of the Company Common Stock into Merger Shares, it being understood that such best efforts do not require the payment of any amount to such issuee by the Company.


                                  ARTICLE VII
                PRE-CLOSING COVENANTS OF THE INFORETECH PARTIES

     Between the date of this Agreement and the Closing Date,

     7.1  Additional Information. Inforetech shall provide to the Company and
          ----------------------
its Representatives such financial, operating and other documents, data and information relating to Inforetech and its Subsidiaries, the Inforetech Business and the Inforetech Assets and the Liabilities of Inforetech and its Subsidiaries, as Company or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable the Company and its Representatives to review and inspect the Inforetech Assets, the Inforetech Business and the Liabilities of Inforetech and its Subsidiaries and discuss them with the Company's officers, employees, independent accountants and counsel. Notwithstanding any investigation that the Company may conduct of Inforetech and its Subsidiaries, the Inforetech Business, the Inforetech Assets and the Liabilities of Inforetech and its Subsidiaries, the Company may fully rely on the Inforetech Parties' warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

     7.2  Continuity and Maintenance of Operations.
          ----------------------------------------

          (a) Inforetech shall, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to promote the financial success of the Inforetech Business and promptly notify the Company of any material adverse change in the condition (financial or otherwise) of the Inforetech Business and use its commercially reasonable efforts to promote, develop and preserve its relationships with its present employees as well as the goodwill of its customers and promptly notify the Company of any material adverse change in such relationships.

          (b) No Inforetech Party shall take or omit to take any action that would cause any of them to be in material breach of any representations, warranties or covenants made by them in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed in Section 4.10 of the Inforetech Disclosure Statement.

     7.3  Consents and Approvals. As soon as practicable after execution of this
          ----------------------
Agreement, the Inforetech Parties shall use their commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by any of the Inforetech Parties to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation any authorizations, consents, approvals, actions, filings or notices set forth in Section 4.5 of this Agreement or Section 4.5 of the Inforetech Disclosure Statement.

     7.4  Financial and Other Information. Inforetech shall, promptly after
          -------------------------------
execution of this Agreement and from time to time thereafter, provide such information and documents to the Company and its Affiliates concerning Inforetech, its Subsidiaries and shareholders as may be required or appropriate for inclusion in the Company Proxy Statement.

     7.5  Notification of Certain Matters. Inforetech shall promptly notify the
          -------------------------------
Company of any fact, event, circumstance or action known to it that is reasonably likely to cause any Inforetech Party to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE X not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to the Company pursuant to this Agreement or the existence or occurrence of which would cause any of the Inforetech Parties' representations or warranties under this Agreement not to be correct and/or complete. The Inforetech Parties shall give prompt written notice to the Company of any adverse development causing a breach of any of the representations and warranties in ARTICLE IV or ARTICLE V as of the date made. However, except as provided in Section 7.6, no disclosure by the Inforetech Parties pursuant to this Section shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Inforetech Parties.

     7.6  Inforetech Disclosure Statement. The Inforetech Parties shall, from
          -------------------------------
time to time prior to Closing, supplement the Inforetech Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Company in ARTICLE X, the Inforetech Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of delivery of the Inforetech Disclosure Statement to the Company and (b) information added to the Inforetech Disclosure Statement by written supplements delivered prior to Closing by the Inforetech Parties that (i) are accepted in writing by the Company or (ii) reflect actions taken or events occurring after the date hereof and prior to Closing that (A) do not breach any covenant in this Agreement so as to cause the condition precedent stated in Section 10.2 not to be fulfilled at or prior to the Closing, and (B) do not in the aggregate have a Material Adverse Effect on Inforetech or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the

Collateral Documents or the ability of the Company or any of the Inforetech Parties to perform its obligations under this Agreement or any of the Collateral Documents.

          7.7  State Statutes. Inforetech and its board of directors shall, if
               --------------
any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Inforetech or any Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

          7.8  Securities Filings. Prior to the Closing, Inforetech will timely
               ------------------
file all reports and other documents required to be filed with the Securities and Exchange Commission, which reports and other documents do not and will not contain any misstatement of a material fact, and do not and will not omit any material fact necessary to make the statements therein not misleading.

          7.9  Introductions.  Inforetech will use its best efforts to introduce
               -------------
to the Company its current leasing resources so that they may provide lease financing for the Company's installed courses and process payments to vendors for courses on order.

                                 ARTICLE VIII
                     PRE-CLOSING COVENANTS OF ALL PARTIES

          Inforetech and the Company shall use their best efforts to cause the release of all shareholder guarantees of debt (the "Shareholder Guarantees") as set forth on Section 8 of the Company Disclosure Schedule concurrently with the Closing. In the event such guarantees have not been released at the Closing, 960,000 shares of Inforetech Class A Common Shares (the "Guaranty Escrow Shares") shall be placed in escrow by Inforetech with a third party reasonably acceptable to the Parties for the benefit of the shareholders of the Company who have provided the Shareholder Guarantees (the "Guarantors"). Commencing ninety days following the Closing, if the Shareholder Guarantees have not been released in full, one-twelfth of the Guaranty Escrow Shares shall be released from escrow each month, or portion thereof, and delivered into a second escrow to be held pursuant to the terms of an escrow agreement among the Guarantors, until the Shareholder Guarantees have been released in full. In the event that any call is made on any of the Shareholder Guarantees after the Closing as a result of a default of the underlying obligations, all of the Guaranty Escrow Shares shall immediately be released from escrow and delivered into a second escrow to be held pursuant to the terms of an escrow agreement among the Guarantors. The Company has informed Inforetech that the Company and the Guarantors intend that, if none of the Shareholder Guarantees are called, the Guaranty Escrow Shares shall be distributed to all of the Company Shareholders pro rata.

                                  ARTICLE IX
         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INFORETECH PARTIES

          All obligations of the Inforetech Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Inforetech Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     9.1  Accuracy of Representations. All representations and warranties of the
          ---------------------------
Company contained in this Agreement (giving effect to Section 6.7), the Collateral Documents and any certificate delivered by any of the Company at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Company shall have delivered to Inforetech and Merger Sub a certificate dated the Closing Date to the foregoing effect.

     9.2  Covenants. The Company shall, in all material respects, have performed
          ---------
and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. The Company shall have delivered to Inforetech and Merger Sub a certificate dated the Closing Date to the foregoing effect.

     9.3  Consents and Approvals.
          ----------------------

          (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided in Sections 6.4 and 7.3 shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law or any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

          (b) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the CGCL and the Company's Articles of Incorporation and by-laws.

          (c) Inforetech and Merger Sub shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a) and (b).

          9.4  Dissenters' Rights. Not more than 5% of the shares of Company
               ------------------
Common Stock shall have taken steps to perfect their dissenters' appraisal rights under Section 1300 of the CGCL in connection with the Merger.

          9.5  Delivery of Documents. The Company shall have delivered, or
               ---------------------
caused to be delivered, to Inforetech and Merger Sub the following documents:

                    (i) Certified copies of the Company's articles of incorporation and by-laws and certified resolutions of the board of directors and Shareholders of the Company authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

                    (ii) An opinion of Higham, McConnell & Dunning LLP counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Inforetech.

                    (iii) All books and records of the Company.

                    (iv) Such other documents and instruments as Inforetech may reasonably request: (A) to evidence the accuracy of the Company's representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Company of, or the compliance by the Company with, any covenant, obligation, condition and agreement to be performed or complied with by the Company under this Agreement and the Collateral Documents; or
          (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

          9.6  No Material Adverse Change. Since the date hereof, there shall
               --------------------------
have been no material adverse change in the Company Assets, the Company Business or the financial condition or operations of the Company, taken as a whole.

          9.7  No Litigation.
               -------------

               (a) No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority, and no Legal Requirement or policy of any applicable regulatory authority, shall have been enacted, promulgated or issued that would: (i) prohibit or adversely affect in any material respect Inforetech's or the Surviving Corporation's and its Subsidiaries' ownership or operation of all or a material portion of the Company Business or the Company Assets or materially and adversely affect the value of the Company Assets; (ii) materially restrict or limit or otherwise condition Inforetech's or the Surviving Corporation's and its Subsidiaries' right to transfer and/or assign the Company Business or the Company Assets in the future; (iii) compel Inforetech or the Surviving Corporation or any of its Subsidiaries to dispose of or hold separate all or a material portion of the Company Business or the Company Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

           (b) Except as set forth in Section 3.12 of the Company Disclosure Statement, (i) there shall be no outstanding judgments or orders against or otherwise affecting or related to the Company, the Company Business or the Company Assets; (ii) there shall be no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on the Company or a material adverse affect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     9.8   Delivery of Financial Statements. There shall be delivered to
            -------------------------------
Inforetech a balance sheet of the Company as of December 31, 1999 and related statements of income and cash flow audited by Ernst & Young LLP and an unaudited balance sheet as of July 31, 2000 and related statements of income and cash flow for the seven months then ended reviewed by Ernst & Young LLP, which financial statements shall not be materially different from the Company Financial Statements referred to in Section 3.9 except only to the extent referred to in
Section 3.9 of the Company Disclosure Statement.

     9.9   Fairness Opinion. Ladenburg Thalmann & Company, Inc. shall have
           ----------------
rendered an opinion to Inforetech that the Merger is fair to Inforetech and its shareholders from a financial point of view.

                                   ARTICLE X
              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     All obligations of the Company under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Company may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     10.1  Accuracy of Representations. All representations and warranties of
           ---------------------------
the Inforetech Parties contained in this Agreement (giving effect to Section 7.6) and the Collateral Documents and any other document, instrument or certificate delivered by any of the Inforetech Parties at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Inforetech Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

     10.2  Covenants. The Inforetech Parties shall, in all material respects,
           ---------
have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Inforetech Parties at or prior to Closing.

The Inforetech Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

     10.3  Consents and Approvals.
           ----------------------

           (a) All consents; approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided in Section 6.4 and 7.3 shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on Inforetech or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Inforetech Parties to perform its obligations under this Agreement or any of the Collateral Documents.

           (b) The Company shall have been furnished with the appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a), (b) and (c).

     10.4  Delivery of Documents. The Inforetech Parties, as applicable, shall
           ---------------------
have executed and delivered, or caused to be executed and delivered, to the Company the following documents:

               (i) Certified copies of the articles of incorporation and by-laws of Inforetech and certified resolutions by the board of directors authorizing the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby.

               (ii) Such other documents and instruments as the Company may reasonably request: (A) to evidence the accuracy of the representations and warranties of the Inforetech Parties under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Inforetech Parties of, or the compliance by the Inforetech Parties with, any covenant, obligation, condition and agreement to be performed or complied with by the Inforetech Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

               (iii) Opinion of Loeb & Loeb LLP, counsel to the Inforetech Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Company.

     10.5  No Material Adverse Change. There shall have been no material adverse
           --------------------------
change in the business, financial condition or operations of Inforetech and its Subsidiaries taken as a whole.

     10.6  No Litigation. No action, suit or proceeding shall be pending or
           -------------
threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on Inforetech.

                                  ARTICLE XI
                                INDEMNIFICATION

     11.1  Indemnification by the Company. The Company shall, prior to (but not
           ------------------------------
after) the Closing, indemnify, defend and hold harmless (i) Inforetech, (ii) each of Inforetech's assigns and successors in interest to the Company Shares, and (iii) each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. At the Closing, seventeen percent (17%) of the Merger Shares otherwise issuable to the Company Shareholders under this Agreement (excluding those referred to in Section 2.7(a)(ii)) shall be placed in escrow (the "Indemnification Escrow Shares") with an independent escrow agent reasonably satisfactory to the parties to cover on an exclusive basis (from and after the Closing) any and all Losses which may be incurred or suffered by (I) Inforetech, (ii) each of Inforetech's assigns and successors in interest to the Company Shares, (iii) the Company, and
(iv) each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement and/or claims by dissenting shareholders. By way of clarification and without duplication, to the extent such breach of representation, warranty, covenant or agreement results in Losses to which the Company would not have been subjected had the state of facts been as represented or warranted or had the covenant or agreement been performed, Inforetech as the direct or indirect owner of the Company shall also be deemed to have been damaged to the extent of such Losses. Notwithstanding the foregoing, except as provided in the last sentence of this
Section 11.1, the parties entitled to such indemnification under this Section
11.1 shall be entitled to such indemnification only to the extent that the aggregate amount of such Losses exceed $100,000, and such parties shall be indemnified only for such Losses in excess of $100,000. For purposes of such indemnification, the Indemnification Escrow Shares shall be deemed to have a value equal to the Market Price per share of Inforetech Common Stock as of the Closing Date; provided, however, that (A) if the Market Price per share of Inforetech Common Stock as of the Closing Date is less than $6.00 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing
Date), the value per share shall be deemed to be $6.00 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing Date) and (B) if the Market Price per share of Inforetech Common Stock as of the Closing Date is greater than $7.50 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing
Date), the value per share shall be deemed to be $7.50 (adjusted to reflect any stock split, reverse stock split or stock dividend of or on the Inforetech Common Stock between the date of this Agreement and the Closing Date). The Indemnification Escrow Shares shall remain in escrow for one year following the Closing. After the expiration of that one year period, any remaining Indemnification Escrow Shares will be distributed pro rata to the Company Shareholders (excluding holders of Dissenting Shares) according to their percentage ownership of the Company immediately preceding the Closing. The terms of the Escrow shall be set forth in an escrow agreement, in form and substance reasonably satisfactory to the Parties, to be executed and delivered at the Closing. Notwithstanding anything herein to the contrary, any severance payments heretofore made, to be made up to the Closing or prior to the Closing agreed to be made by the Company to Lana Nino shall be deemed to constitute Losses hereunder all of which shall be subject to the indemnification provisions hereunder without regard to the $100,000 amount referred to above.

     11.2  Indemnification by Inforetech. Inforetech shall indemnify, defend and
           -----------------------------
hold harmless the Company (prior to and up to and including, but not after, the Closing Date), and each of the Company Shareholders from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Inforetech Parties contained in this Agreement. Notwithstanding the foregoing, the parties entitled to such indemnification under this Section
11.2 shall be entitled to such indemnification (for matters other than: (i) a breach of Inforetech's obligation to deliver Merger Shares, Guaranty Escrow Shares and/or cash consideration for Company Common Shares, and (ii) a breach of Inforetech's obligations under Section 2.11) only to the extent that the aggregate amount of such Losses exceed $100,000, and such parties shall be indemnified only for such Losses in excess of $100,000.

     11.3  Notice to Indemnifying Party. If any party (the "Indemnified Party")
           ----------------------------
receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 11.1 or 11.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 11.4.

     11.4  Defense by Indemnifying Party. In connection with any claim giving
           -----------------------------
rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. In this regard, Loeb & Loeb LLP is hereby approved by the Company as counsel to Inforetech (in its capacity as the Indemnifying Party). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

     11.5  Survival of Representations and Covenants. Notwithstanding any right
           -----------------------------------------
of the Inforetech Parties fully to investigate the affairs of the Company and notwithstanding any Knowledge of facts determined or determinable by the Inforetech Parties pursuant to such investigation or right of investigation, the Inforetech Parties shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement. Each representation, warranty, covenant and agreement of the Company contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, Inforetech has delivered to the Company Shareholders a written notice of a claim with respect to such representation, warranty, covenant or agreement. Except as provided in Section 13.12, each representation, warranty, covenant and agreement of Inforetech shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, the Company Shareholders have delivered to Inforetech a written notice of a claim prior to such date with respect to such representation, warranty, covenant or agreement.

                                  ARTICLE XII
                                  TERMINATION

     12.1  Termination. This Agreement may be terminated, and the transactions
           -----------
contemplated hereby may be abandoned, at any time prior to the Effective Time.

          (a) by mutual written agreement of Inforetech and the Company hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

          (b) by either the Company or Inforetech upon notification to the non-terminating party by the terminating party:

                    (i) at any time after November 15, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a material breach of this Agreement by the terminating party;

                    (ii) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions in Sections 9.1, 9.2, 10.1 or 10.2 will not be satisfied; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed prior to the date specified in Section 12.1(b)(i), then, for so long as the non-terminating party continues to use commercially reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this Section 12.1(b)(ii);

                    (iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final and nonappealable; or

          (c) by Inforetech if the Company breaches Section 6.2 of this Agreement and Inforetech is in substantial compliance with its obligations under this Agreement.

     12.2 Effect of Termination.
          ---------------------

          (a) If this Agreement is validly terminated by either the Company or Inforetech pursuant to Section 12.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto, except (i) that nothing, other than Sections 12.2(b), contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

          (b) In the event that Inforetech or the Company terminates this Agreement pursuant to Section 12.1(b)(ii), then the non-terminating party shall, within one Business Day after the effective date of termination, pay to the terminating party in cash a termination fee of US$1,000,000 as liquidated damages and not as a penalty (the "Termination Fee").

                                 ARTICLE XIII
                                 MISCELLANEOUS

     13.1 Parties Obligated and Benefited. This Agreement shall be binding upon
          -------------------------------
the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement, except that the Company

Shareholders shall be third party beneficiaries of this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

     13.2 Notices. Any notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

          (a)  If to Inforetech, Merger Sub or the Surviving Corporation, to:
Inforetech Wireless Technology, Inc.


                    Suite 214, 5500 - 152/nd/ Street
                    Surrey, British Columbia
                    Canada V3S 8E7
                    Attention: Robert Silzer, Sr.
                    Facsimile No. (604) 576-7460

          If to the Company before the Closing Date to:


                    33091 Calle Perfecto
                    San Juan Capistrano, California 92675
                    Attention: John Rehfeld
                    Facsimile No. (949) 487-9835

          If to the Company or the Company Shareholders after the Closing Date to the address of the Company Shareholders immediately prior to the Closing Date as appearing on the records of Inforetech.

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

     13.3 Attorneys' Fees. In the event of any action or suit based upon or
          ---------------
arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

     13.4 Headings.  The Article and Section headings of this Agreement are for
          --------
convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

     13.5  Choice of Law.  This Agreement and the rights of the Parties under it
           -------------
shall be governed by and construed in all respects in accordance with the laws of the State of California, without giving effect to any choice of law provision or rule (whether of the State of California or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of California).

     13.6  Rights Cumulative. All rights and remedies of each of the Parties
           -----------------
under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

     13.7  Further Actions. The Parties shall execute and deliver to each other,
           ---------------
from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     13.8  Time of the Essence. Time is of the essence under this Agreement. If
           -------------------
the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

     13.9  Late Payments. If either Party fails to pay the other any amounts
           -------------
when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the prime rate reported in the Wall Street
                                                              -----------
Journal from time to time.
-------
     13.10 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.11 Entire Agreement. This Agreement (including the Exhibits, the Company
           ----------------
Disclosure Statement, the Inforetech Disclosure Statement and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties. Without limiting the generality of the foregoing, this Agreement is intended to supercede the Letter of Intent dated August 21, 2000.

     13.12 Securities Filings. For a period of two years following the Closing,
           ------------------
Inforetech shall timely file all reports required to be filed with the Securities and Exchange Commission.

     13.13 Expenses. Each party will be responsible for payment of its expenses
           --------
in connection with the transactions contemplated by this Agreement except that Inforetech will bear the cost of the audit and review of the Company financial statements referred to in Section 9.8 above, provided, however, that in the event that there is a material deviation between such financial statements and the Company Financial Statements referred to in Section 3.9 (except only to the extent referred to in Section 3.9 of the Company Disclosure Statement, the parties shall share the cost of such audit and/or review as the case may be.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                         INFORETECH WIRELESS TECHNOLOGY, INC., a
                         Nevada corporation

                         By: /s/ Robert Silzer, Jr., President
                            ------------------------------------------------
                             Robert Silzer, Jr.

                         INFORETECH MERGER SUB, INC., a California corporation

                         By: /s/ Robert Silzer, Jr., President and Secretary
                            ------------------------------------------------
                             Robert Silzer, Jr.

                         PROSHOT GOLF, INC., a California corporation


                         By: /s/ John Rehfeld, President
                            ------------------------------------------------
                             John Rehfeld

                               TABLE OF CONTENTS
                               -----------------

                                                                                      Page
                                                                                      ----
ARTICLE I          DEFINITIONS......................................................... 1
    1.1       Certain Definitions...................................................... 1
    1.2       Other Definitions........................................................ 6

ARTICLE II         BASIC TRANSACTION................................................... 7
    2.1       Merger; Surviving Corporation............................................ 7
    2.2       Articles of Incorporation................................................ 7
    2.3       By-Laws.................................................................. 7
    2.4       Directors and Officers................................................... 7
    2.5       Effective Time........................................................... 8
    2.6       Surrender of Company Certificates........................................ 8
    2.7       Merger Consideration; Conversion and Cancellation of Securities..........10
    2.8       Stock Transfer Books.....................................................11
    2.9       Dissenting Shares........................................................11
    2.10      Closing..................................................................11
    2.11      Treatment of Certain Outstanding Derivative Securities...................12

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................12
    3.1       Organization and Qualification...........................................12
    3.2       Capitalization...........................................................12
    3.3       Authority and Validity...................................................13
    3.4       No Breach or Violation...................................................13
    3.5       Consents and Approvals...................................................14
    3.6       Title to Assets..........................................................14
    3.7       Intellectual Property....................................................14
    3.8       Compliance with Legal Requirements.......................................15
    3.9       Financial and Other Information..........................................15
    3.10      Subsequent Events........................................................15
    3.11      Undisclosed Liabilities..................................................16
    3.12      Legal Proceedings........................................................16
    3.13      Taxes....................................................................16
    3.14      Employee Benefits; Employees.............................................17
    3.15      Material Company Contracts...............................................19
    3.16      Books and Records........................................................19
    3.17      Insurance................................................................19
    3.18      Environmental Matters....................................................19
    3.19      Brokers or Finders.......................................................20
    3.20      Proxies..................................................................20
    3.21      Disclosure...............................................................20

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF INFORETECH........................20
    4.1       Organization and Qualification...........................................20

                                                                                    Page(s)
                                                                                    -------
    4.2       Capitalization...........................................................20
    4.3       Authority and Validity...................................................22
    4.4       No Breach or Violation...................................................22
    4.5       Consents and Approvals...................................................22
    4.6       Assets...................................................................23
    4.7       Intellectual Property....................................................23
    4.8       Compliance with Legal Requirements.......................................23
    4.9       Legal Proceedings........................................................23
    4.10      Subsequent Events........................................................24
    4.11      Undisclosed Liabilities..................................................24
    4.12      Taxes....................................................................24
    4.13      Employee Benefits; Employees.............................................25
    4.14      Material Inforetech Contracts............................................25
    4.15      Books and Records........................................................26
    4.16      Insurance................................................................26
    4.17      Environmental Matters....................................................26
    4.18      Financial and Other Information..........................................26
    4.19      No Orders................................................................26
    4.20      Brokers or Finders.......................................................26
    4.21      Disclosure...............................................................27

ARTICLE V          REPRESENTATIONS AND WARRANTIES OF THE INFORETECH PARTIES............27
    5.1       Organization and Qualification...........................................27
    5.2       Articles of Incorporation and Bylaws.....................................27
    5.3       Authority................................................................27
    5.4       No Conflict; Required Filings and Consents...............................27
    5.5       Legal Proceedings........................................................28
    5.6       Vote Required............................................................28

ARTICLE VI         PRE-CLOSING COVENANTS OF THE COMPANY................................28
    6.1       Additional Information...................................................28
    6.2       No Solicitations.........................................................29
    6.3       Continuity and Maintenance of Operations.................................29
    6.4       Consents and Approvals...................................................30
    6.5       Meeting of the Company Shareholders......................................30
    6.6       Notification of Certain Matters..........................................31
    6.7       Company Disclosure Statement.............................................31
    6.8       State Statutes...........................................................32
    6.9       Employee Matters.........................................................32
    6.10      Treatment of Promissory Notes............................................32

ARTICLE VII        PRE-CLOSING COVENANTS OF THE INFORETECH PARTIES.....................33
    7.1       Additional Information...................................................33
    7.2       Continuity and Maintenance of Operations.................................33

                                                                                    Page(s)
                                                                                    -------
    7.3       Consents and Approvals...................................................34
    7.4       Financial and Other Information..........................................34
    7.5       Notification of Certain Matters..........................................34
    7.6       Inforetech Disclosure Statement..........................................34
    7.7       State Statutes...........................................................35
    7.8       Securities Filings.......................................................35
    7.9       Introductions............................................................35

ARTICLE VIII       PRE-CLOSING COVENANTS OF ALL PARTIES................................35

ARTICLE IX         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INFORETECH PARTIES.......36
    9.1       Accuracy of Representations..............................................36
    9.2       Covenants................................................................36
    9.3       Consents and Approvals...................................................36
    9.4       Dissenters' Rights.......................................................37
    9.5       Delivery of Documents....................................................37
    9.6       No Material Adverse Change...............................................37
    9.7       No Litigation............................................................37
    9.8       Delivery of Financial Statements.........................................38
    9.9       Fairness Opinion.........................................................38

ARTICLE X          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................38
    10.1      Accuracy of Representations..............................................38
    10.2      Covenants................................................................38
    10.3      Consents and Approvals...................................................39
    10.4      Delivery of Documents....................................................39
    10.5      No Material Adverse Change...............................................39
    10.6      No Litigation............................................................40

ARTICLE XI         INDEMNIFICATION.....................................................40
    11.1      Indemnification by the Company...........................................40
    11.2      Indemnification by Inforetech............................................41
    11.3      Notice to Indemnifying Party.............................................41
    11.4      Defense by Indemnifying Party............................................41
    11.5      Survival of Representations and Covenants................................42

ARTICLE XII        TERMINATION.........................................................42
    12.1      Termination..............................................................42
    12.2      Effect of Termination....................................................43

ARTICLE XIII       MISCELLANEOUS.......................................................43
    13.1      Parties Obligated and Benefited..........................................43
    13.2      Notices..................................................................44
    13.3      Attorneys' Fees..........................................................44

                                                                                    Page(s)
                                                                                    -------
    13.4      Headings.................................................................44
    13.5      Choice of Law............................................................45
    13.6      Rights Cumulative........................................................45
    13.7      Further Actions..........................................................45
    13.8      Time of the Essence......................................................45
    13.9      Late Payments............................................................45
    13.10     Counterparts.............................................................45
    13.11     Entire Agreement.........................................................45
    13.12     Securities Filings.......................................................45
    13.13     Expenses.................................................................45